UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 14, 2011 (June 9, 2011)
SPECTRA ENERGY PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware	1-33556	41-2232463

(State or other jurisdiction of incorporation)	Commission File Number	I.R.S. Employer Identification No.

5400 Westheimer Court, Houston, Texas	77056

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (713) 627-5400
Not Applicable

Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Exhibit Index
EX-1.1
EX-5.1
EX-8.1

Item 1.01 Entry into a Material Definitive Agreement
     On June 9, 2011, Spectra Energy Partners, LP (the “Partnership”), Spectra Energy Partners (DE) GP, LP and Spectra Energy Partners GP, LLC entered into an Underwriting Agreement (the “Underwriting Agreement”), filed herewith as Exhibit 1.1, with Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), which provides for the issuance and sale by the Partnership, and purchase by the Underwriters, of 6,250,000 common units representing limited partner interests in the Partnership (the “Common Units”). The Underwriters were also granted a 30-day option to purchase up to an additional 937,500 Common Units (the “Option Units”) if the Underwriters sell more than 6,250,000 Common Units in the offering, which the Underwriters exercised in full on June 10, 2011. The offer and sale of the Common Units is registered with the Commission pursuant to a Registration Statement on Form S-3 (File No. 333-158097), and the closing with respect to the 7,187,500 Common Units is expected to occur on June 14, 2011.
     The Partnership expects to receive net proceeds from the offering, including the issuance of the Option Units, of approximately $217.8 million, after deducting the underwriting discount and estimated offering expenses payable by the Partnership, and including a capital contribution from its general partner to maintain its proportionate interest in the Partnership. The Partnership intends to use the majority of the net proceeds, including the net proceeds from the issuance of the Option Units, to fund a portion of the purchase price for the Partnership’s previously announced acquisition of Big Sandy Pipeline, LLC from Equitrans, L.P. (a subsidiary of EQT Corporation), with the balance utilized for general partnership purposes.
     The Underwriting Agreement contains customary representations, warranties and agreements of the Partnership and certain affiliates, and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.
Relationships
     From time to time, certain of the underwriters and their related entities have engaged, and may in the future engage, in commercial and investment banking transactions with the Partnership in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions. Wells Fargo Securities, LLC performed advisory services for EQT Corporation with respect to the Big Sandy acquisition. In addition, J.P. Morgan Securities LLC or its affiliates are a customer of the Partnership in the ordinary course of business. Affiliates of the underwriters are lenders under the Partnership’s credit facility
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 9, 2011, by and among Spectra Energy Partners, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners (DE) GP, LP, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY PARTNERS, LP
	By:	Spectra Energy Partners (DE) GP, LP, its general partner

	By:	Spectra Energy Partners GP, LLC, its general partner

June 14, 2011	By:	/s/ Laura Buss Sayavedra
Laura Buss Sayavedra
Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 9, 2011, by and among Spectra Energy Partners, LP, Spectra Energy Partners GP, LLC, Spectra Energy Partners (DE) GP, LP, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Barclays Capital Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein

5.1	Opinion of Vinson & Elkins L.L.P.

8.1	Opinion of Vinson & Elkins L.L.P. relating to tax matters

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

23.2	Consent of Vinson & Elkins L.L.P. (included in Exhibit 8.1)

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